UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2005

VALOR COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

001-32422 (Commission File Number)	20-0792300 (IRS Employer Identification No.)

201 E. John Carpenter Freeway, Suite 200, Irving, Texas (Address of principal executive offices)	75062 (Zip Code)

Registrant’s telephone number, including area code	(972) 373-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 8, 2005, VALOR Telecommunications Enterprises, LLC (“VALOR Telecommunications”), a wholly owned subsidiary of VALOR Communications Group, Inc., executed a Third Amendment to Wholesale Solutions Switched Services Agreement (the “Third Amendment”) with Sprint Communications Company L.P., effective October 1, 2005.
The Third Amendment (i) extends the 30 month term of the original agreement, as amended, to January 2008, (ii) provides a 13% decrease in the current per minute rate paid by VALOR Telecommunications in Texas, (iii) converts VALOR Telecommunications’ Texas long distance traffic from MCI to Sprint by February 2006, (iv) increases VALOR Telecommunications’ minimum monthly payment under the agreement in recognition of the addition of the Texas traffic, (v) allows early termination of the agreement by VALOR Telecommunications upon reaching certain cumulative spending targets, and (vi) provides that Sprint will pass through to VALOR Telecommunications 100% of any future increase or decrease in costs from intrastate access reform or tariff filings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR COMMUNICATIONS GROUP, INC.
Date: November 14, 2005	/s/ William M. Ojile, Jr.
William M. Ojile, Jr.
Senior Vice President, Chief Legal Officer and Secretary